Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-264688 on Form S-8 and Registration Statement No. 333-264619 on Form F-3 of our report dated March 31, 2025, relating to the consolidated financial statements of Gogoro Inc. and subsidiaries appearing in the Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte & Touche
Taipei, Taiwan
Republic of China
March 31, 2025